Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Rayonier Advanced Materials Inc

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	(1)	Other	505,460	$8.47	$4,281,246.20	0.0001381	$591.24

Total Offering Amounts:						$4,281,246.20		591.24
Total Fee Offsets:								0.00
Net Fee Due:								$591.24

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. which may be offered and issued to prevent dilution resulting from stock splits, stock distributions or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on June 22, 2026.